Exhibit 99.1

Rentech, Inc. and Headwaters Technology Innovation Group, Inc. Dissolve
FT Solutions, LLC Joint Venture

 DENVER, Jan. 13 /PRNewswire-FirstCall/ -- Rentech, Inc. (Amex: RTK) today announced that Headwaters Technology Innovation Group, Inc. (HTIG), a wholly-owned subsidiary of Headwaters Incorporated, and Rentech, Inc. have dissolved their 50/50 joint venture named FT Solutions, LLC. The joint venture was formed in June 2004 to combine each company’s respective ironbased Fischer-Tropsch technologies.

The terms of the dissolution include the termination of all FT Solutions- related agreements, which are comprised of the following: Patent and Trademark License Agreements; Operating Agreement; Contribution Agreement; and Services Agreement as well as a return of all technology and derivatives to the contributing party. For complete details of the dissolution, please see the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission at http://www.rentechinc.com/secfilings.htm and click on View SEC Filings.

Rentech stated that both companies had an excellent working relationship during the course of the venture but cited a variance in overall business plan objectives related to commercial FT development as the basis for the dissolution.

About Rentech, Inc.

Rentech, Inc., a Colorado corporation formed in 1981, develops technology and projects to transform underutilized hydrocarbon resources into valuable alternative fuels and clean chemicals. To execute this strategy it utilizes its patented and proprietary Fischer-Tropsch gasto-liquids/coal-to-liquids process for conversion of synthesis gas made from natural gas, coal and other solid or liquid carbon-bearing materials into clean burning, ultra-low-sulfur and ultralow-aromatic fuels (beyond detectable limits), naphtha, waxes, and fuel for fuel cells.

Safe Harbor Statement

Certain information included in this report contains, and other reports or materials filed or to be filed by us with the Securities and Exchange Commission (as well as information included in oral statements or other written statements made or to be made by us or our management) contain or will contain, “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended; Section 27A of the Act; and pursuant to the Private Securities Litigation Reform Act of 1995. The forward-looking statements may relate to financial results and plans for future business activities, and are thus prospective. The forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by the forward-looking statements. They can be identified by the use of terminology such as “may,” “will,” “expect,” “believe,” “intend,” “plan,” “estimate,” “anticipate,” “should” and other comparable terms or the negative of them. You are cautioned that, while forward-looking statements reflect our good faith belief and best judgment based upon current information, they are not guarantees of future 1331 17th Street, Suite 720, Denver, Colorado 80202 h 303/298-8008 h FAX 303/298-8010 performance and are subject to known and unknown risks and uncertainties. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and thus are current only as of the date made. Other factors that could cause actual results to differ from those reflected in the forward-looking statements include dangers associated with construction and operation of gas processing plants like those using the Rentech Process, risks inherent in making investments and conducting business in foreign countries, protection of intellectual property rights, competition, and other risks described in our various public reports.

For more information please contact: Mark Koenig, Director of Investor Relations, Rentech, Inc. at 303-298-8008, extension 116, or by email at mkir@rentk.com, or see the company’s website at: www.rentechinc.com; or Kevin Theiss, CEOcast, Inc. at 212-732-4300 or by email at ktheiss@ceocast.com.

SOURCE  Rentech, Inc.
          -0-                                                            01/13/2006
          /CONTACT:  Mark Koenig, Director of Investor Relations of Rentech, Inc.,+1-303-298-8008, ext. 116, mkir@rentk.com; or Kevin Theiss of CEOcast, Inc., +1-212-732-4300, ktheiss@ceocast.com, for Rentech, Inc. /
          /Web site:  http://www.rentechinc.com/secfilings.htm /
          /Web site:  http://www.rentechinc.com /